Exhibit 99.1

TTEC Announces First Quarter 2019

Financial Results

Signs Bookings of $132 Million in the First Quarter 2019,

Up 32 Percent over the Prior Year

Revenue was $394.4 Million

Operating Income was $32.1 Million or 8.1 Percent of Revenue

($34.6 Million or 8.8 Percent Non-GAAP)

Adjusted EBITDA was $55.0 Million or 13.9 Percent of Revenue

Fully Diluted EPS was $0.41 ($0.51 Non-GAAP)

Maintains Outlook for Full Year 2019 Revenue, Adjusted Operating Income and Adjusted EBITDA

DENVER, May 7, 2019 — TTEC Holdings, Inc. (NASDAQ: TTEC), a leading digital global customer experience technology and services company focused on the design, implementation and delivery of transformative solutions for many of the world’s most iconic and disruptive brands, today announced financial results for the first quarter ended March 31, 2019.

“We had a strong start to 2019 with our first quarter financial results exceeding our plan. Key financial metrics materially increased year-over-year, including bookings, revenue, operating income, and cash flow from operations,” commented Ken Tuchman, chairman and chief executive officer of TTEC. “We are well positioned to deliver organic revenue growth and operating margin expansion in line with our full-year guidance. Our momentum is the result of our continued sales velocity, differentiated solutions portfolio, and delivery of exceptional customer experience outcomes.”

Tuchman continued, “Digital disruption is causing a seismic shift in the service economy as consumer demand for integrated, frictionless customer experience accelerates, enabled by cloud, AI, ML, RPA and omnichannel technology. Companies around the world are increasingly realizing the importance of delivering next generation exceptional customer service for their brands and are investing heavily in their digital transformation. Our proven expertise and differentiated solutions portfolio are allowing us to capitalize on these market dynamics as evidenced by the current scale and composition of our bookings and revenue.”

FIRST QUARTER 2019 FINANCIAL HIGHLIGHTS

Revenue

•      First quarter 2019 GAAP revenue increased 5.1 percent to $394.4 million compared to $375.2 million in the prior year period.  On a constant currency basis and excluding one-time ASC 606 adjustments in 2018, revenue increased 10.4 percent.

•      Foreign exchange had a $4.4 million negative impact on revenue in first quarter 2019.

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Income from Operations

•      First quarter 2019 GAAP income from operations was $32.1 million, or 8.1 percent of revenue, compared to $24.9 million, or 6.6 percent of revenue in the prior year period.

•      Non-GAAP income from operations, excluding $2.5 million in restructuring and impairments charges, was $34.6 million or 8.8 percent of revenue versus 7.2 percent for the prior year period. Adjusted for ASC 606 and on a constant currency basis, operating income increased 73.4 percent over the prior year quarter.

•      Foreign exchange had a $1.2 million positive impact on income from operations in first quarter 2019.

Adjusted EBITDA

•      First quarter 2019 Non-GAAP Adjusted EBITDA was $55.0 million, or 13.9 percent of revenue, compared to $51.1 million, or 13.6 percent of revenue in the prior year period.

Earnings Per Share

•      First quarter 2019 GAAP fully diluted earnings per share attributable to TTEC shareholders was $0.41 compared to $0.10 for the same period last year.

•      Non-GAAP fully diluted earnings per share was $0.51 compared to $0.42 in the prior year period.

•      Foreign exchange had a $0.02 positive impact on earnings per share in first quarter 2019.

Bookings

•      During the first quarter 2019, TTEC signed an estimated $132 million in annualized contract value. First quarter bookings mix was diversified across segments, verticals, and geographies.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, DIVIDENDS, AND INVESTMENTS

•      As of March 31, 2019, TTEC had cash and cash equivalents of $89.0 million and debt of $262.7 million, resulting in a net debt position of $173.7 million. This compares to a net debt position of $240.5 million for the same period 2018.

•      As of March 31, 2019, TTEC had approximately $465 million of additional borrowing capacity available under its revolving credit facility compared to $425 million for the same period 2018.

•      Cash flow from operations in the first quarter 2019 was $80.0 million compared to $67.4 million for the first quarter 2018.

•      Capital expenditures in the first quarter 2019 were $13.2 million compared to $7.5 million for the first quarter 2018.

•      Paid a 30 cent per share, or $13.9 million, semi-annual dividend on April 18, 2019, a 7 percent increase over the distribution paid in October 2018 and an 11 percent increase over the distribution paid in April 2018.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following four business segments: Customer Strategy Services (CSS), Customer Technology Services (CTS), Customer Growth Services (CGS), and Customer Management Services (CMS).  Financial highlights for the segments are provided below.

Customer Strategy Services (CSS) — Customer Experience Digital Strategy and Data Analytics

•      CSS first quarter 2019 GAAP revenue decreased 9.6 percent to $13.4 million from $14.9 million for the year ago quarter. Loss from operations was ($1.2) million or negative 9.1 percent of revenue compared to operating income of $0.5 million or 3.4 percent of revenue for the prior year period.

•      Non-GAAP loss from operations was ($0.9) million, or negative 6.6 percent of revenue compared to operating income of $0.6 million or 3.7 percent of revenue in the prior year period.

Customer Technology Services (CTS) — Cloud and Managed Technology

•      CTS first quarter 2019 GAAP revenue increased 48.9 percent to $52.4 million compared to $35.2 million for the year ago quarter. Income from operations was $9.0 million or 17.1 percent of revenue compared to $4.8 million or 13.8 percent of revenue in the prior year period.

•      Non-GAAP measures are not materially different from the GAAP measures for the segment.

Customer Growth Services (CGS) — Digitally-Enabled Revenue Growth

•      CGS first quarter 2019 GAAP revenue increased 19.6 percent to $38.9 million compared to $32.5 million for the year ago quarter. Income from operations was $4.3 million or 10.9 percent of revenue compared to $1.4 million or 4.2 percent of revenue in the prior year period.

•      Non-GAAP income from operations was $4.3 million or 10.9 percent of revenue. This compares to $2.0 million or 6.2 percent of revenue in the prior year period.

Customer Management Services (CMS) — Customer Experience Delivery

•      CMS first quarter 2019 GAAP revenue decreased 1.0 percent to $289.6 million compared to $292.6 million for the year ago quarter. On a constant currency basis and excluding one-time ASC 606 adjustments in 2018, revenue increased 5.2 percent. Income from operations was $20.1 million or 6.9 percent of revenue compared to $18.2 million or 6.2 percent of revenue in the prior year period.

•      Non-GAAP income from operations was $22.2 million or 7.7 percent of revenue. This compares to $19.5 million or 6.7 percent of revenue in the prior year period. Adjusted for ASC 606 and on a constant currency basis, operating income increased 78.5 percent over the prior year quarter.

•      Foreign exchange had a negative $3.5 million impact on revenue and positive $1.2 million impact on income from operations.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures can be found in the tables accompanying this press release.

•      GAAP metrics are presented in accordance with Generally Accepted Accounting Principles, including the impact from TTEC’s January 1, 2018 adoption of Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” using the modified retrospective method.

•      Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP excludes from operating income restructuring and impairment charges.

•      Non-GAAP Adjusted EBITDA (Earnings Before Interest, Tax, Depreciation and Amortization) — As reflected in the attached reconciliation table.

BUSINESS OUTLOOK

“We are pleased with the momentum and overperformance in the business and are confident in our ability to deliver on our 2019 outlook,” commented Regina Paolillo, chief financial and administrative officer. “We are executing on numerous fronts and realizing tangible results from our strategy, differentiated solutions, and improved go-to-market platform. The transformation of our business is improving our value proposition, especially in today’s highly disruptive, digital era and changing the trajectory of our financial performance. We are delivering at scale the essential expertise and integrated technology and service capabilities to advance our clients’ customer experience outcomes.”

Paolillo continued, “Effective in the second quarter 2019, we will change our financial reporting to align with our go-to-market platform and operational structure. We will reduce our segment reporting from four to two, combining our CSS and CTS businesses into one segment and our CMS and CGS businesses into a second segment. We believe this change will assist investors in understanding the distinct nature, financial profile and value of each of these businesses.”

We maintain full year 2019 guidance, excluding restructuring and impairments charges, as follows:

•      Revenue — Revenue between $1.614 and $1.630 billion, an increase of 7.5 to 8.6 percent over the prior year.

•      Operating Income Margin — Operating income margin between 7.4 and 7.6 percent.

•      Adjusted EBITDA Margin — Non-GAAP adjusted EBITDA margin between 12.6 and 12.8 percent.

•      Capital Expenditures — Capital expenditures between 3.8 and 4.0 percent of revenue, of which approximately 65 percent is growth oriented.

About TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is a leading digital global customer experience technology and services company focused on the design, implementation and delivery of transformative customer experience for many of the world’s most iconic and disruptive brands. The Company delivers outcome-based customer engagement solutions through TTEC Digital, its digital consultancy that designs and builds human centric, tech-enabled, insight-driven customer experience solutions for clients and TTEC Engage, its delivery center of excellence, that operates customer acquisition, care, fraud prevention and detection, and content moderation services. Founded in 1982, the Company’s 49,300 employees operate on six continents across the globe and live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TTEC is bringing humanity to the customer experience, visit www.ttec.com.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures can be found in the tables accompanying this press release.

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TTEC Holding, Inc.’s management and are subject to significant risks and uncertainties. Specifically, we would like for you to focus on risks related to our strategy execution, our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share, cybersecurity risk and risks inherent to our equity structure. Actual results may differ from what is expressed in the forward-looking statements. Factors that could cause TTEC’s results to differ materially from those described in the forward-looking statements can be found in TTEC’s Annual Report on Form 10-K for the year ended December 31, 2018, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is available on TTEC’s website www.ttec.com, and on the SEC’s public website at www.sec.gov. TTEC Holdings, Inc. does not undertake to update any forward-looking statements.

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TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2019	2018

Revenue	$394,356	$375,249

Operating Expenses:
Cost of services	293,334	283,370
Selling, general and administrative	49,720	47,045
Depreciation and amortization	16,743	17,924
Restructuring and integration charges, net	961	849
Impairment losses	1,506	1,120
Total operating expenses	362,264	350,308

Income From Operations	32,092	24,941

Other income (expense), net	(4,150)	(16,907)

Income Before Income Taxes	27,942	8,034

Provision for income taxes	(7,466)	(2,102)

Net Income	20,476	5,932

Net income attributable to noncontrolling interest	(1,474)	(1,341)

Net Income Attributable to TTEC Stockholders	$19,002	$4,591

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.41	$0.10

Diluted	$0.41	$0.10

Income From Operations Margin	8.1%	6.6%
Net Income Attributable to TTEC Stockholders Margin	4.8%	1.2%
Effective Tax Rate	26.7%	26.2%

Weighted Average Shares Outstanding
Basic	46,203	45,871
Diluted	46,590	46,452

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended
	March 31,
	2019	2018

Revenue:
Customer Strategy Services	$13,430	$14,860
Customer Technology Services	52,423	35,208
Customer Growth Services	38,934	32,540
Customer Management Services	289,569	292,641
Total	$394,356	$375,249

Income (Loss) From Operations:
Customer Strategy Services	$(1,228)	$502
Customer Technology Services	8,987	4,844
Customer Growth Services	4,250	1,380
Customer Management Services	20,083	18,215
Total	$32,092	$24,941

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31,	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$89,046	$78,237
Accounts receivable, net	332,867	350,962
Other current assets	100,738	97,278
Total current assets	522,651	526,477

Property and equipment, net	165,367	161,523
Other assets	500,624	366,508

Total assets	$1,188,642	$1,054,508

LIABILITIES AND EQUITY
Total current liabilities	$304,902	$235,418
Other long-term liabilities	518,466	466,241
Total equity	365,274	352,849

Total liabilities and equity	$1,188,642	$1,054,508

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2019	2018

Revenue	$394,356	$375,249

Reconciliation of Adjusted EBITDA:

Net Income (Loss)	$20,476	$5,932
Interest income	(340)	(1,068)
Interest expense	5,288	6,459
Provision for income taxes	7,466	2,102
Depreciation and amortization	16,743	17,924
Asset impairment, restructuring and integration charges	2,467	1,969
Impairment of equity investment	—	15,632
Gain on sale of business unit	(308)	(794)
Gain on bargain purchase of acquisition	—	(685)
Equity-based compensation expenses	3,168	3,609

Adjusted EBITDA	$54,960	$51,080

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income (loss)	$20,476	$5,932
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,743	17,924
Other	42,744	43,531
Net cash provided by operating activities	79,963	67,387

Less - Total Cash Capital Expenditures	13,200	7,508

Free Cash Flow	$66,763	$59,879

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$32,092	$24,941
Restructuring and integration charges, net	961	849
Impairment losses	1,506	1,120

Non-GAAP Income from Operations	$34,559	$26,910

Non-GAAP Income from Operations Margin	8.8%	7.2%

Reconciliation of Non-GAAP EPS:

Net Income (Loss)	$20,476	$5,932
Add: Asset impairment, restructuring and integration charges, net of related taxes	1,799	1,359
Add: Interest charge related to future purchase of remaining 30% for Motif acquisition	1,307	1,925
Add: Impairment of equity investment, net of related taxes	—	11,411
Less: Gain on sale of business unit	(225)	(580)
Less: Gain on bargain purchase of acquisition	—	(500)
Add: Changes in valuation allowance, returns to provision adjustments and other	285	(77)

Non-GAAP Net Income	$23,642	$19,470

Diluted shares outstanding	46,590	46,452

Non-GAAP EPS	$0.51	$0.42